UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 3, 2025

Arrive AI Inc.

(Exact Name of Registrant as Specified in Charter)

001-42645

(Commission File Number)

Delaware	85-0935006
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

9100 Fall View Drive

Fishers, IN 46037

(Address of principal executive offices, with zip code)

(463) 270-0092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 3, 2025, Arrive AI Inc. (the “Company”) entered into a Pre-Paid Purchase No. 3 with Streeterville (the “Pre-Paid Purchase No. 3”) pursuant to the Streeterville Purchase Agreement dated March 21, 2025. Under the Pre-Paid Purchase No. 3, the Investor paid $3,000,000 to the Company, representing the purchase price for an unsecured promissory note with an original principal balance of $3,240,000, which included a $240,000 original issue discount. The instrument bears interest at 8% per annum, compounded daily, and permits the Investor, at its discretion, to apply amounts outstanding toward the purchase of shares of common shares of the Company (“Purchase Shares”) at the lesser of (i) the initial listing reference price on the Company’s common stock on the Nasdaq Global Market, or (ii) 90% of the lowest VWAP over the ten trading days prior to a purchase notice (but not below a $0.25 floor). The issuance of Purchase Shares is subject to a 9.99% beneficial ownership limitation and must be free-trading under an effective registration statement or exemption. The Company may prepay amounts at 115% of the principal being repaid with five trading days’ notice, subject to restrictions, and is obligated to make monthly $412,500 cash repayments (plus accrued interest) upon certain “trigger” events, including sustained price declines below the floor price of $0.25 per share or the share issuance nearing the threshold above which shareholders’ approval is required under the exchange rules. Streeterville may accelerate the Company’s obligation to pay, with default interest at 15% and all outstanding balance becoming immediately due and payable in cash, upon the occurrence of certain events of default include nonpayment, insolvency, covenant breaches, and certain corporate transactions. The Company closed this Pre-Paid Purchase No. 3 on December 3, 2025, and received $3,000,000 in proceeds. The foregoing description of the Pre-Paid Purchase No. 3 is not complete and is qualified in its entirety by reference to the text of such document, which is filed as an exhibit to this quarterly report on Form 8-K.

Maxim Group LLC (“Maxim”) acted as placement agent for the Pre-Paid Purchase No. 3 and will receive a cash fee equal to 6.0% of the gross proceeds received by us in connection with this transaction. Maxim will also receive a cash fee equal to 6.0% of the gross proceeds from any future pre-paid purchases made pursuant to the Streeterville Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent applicable. The shares of common stock issued or issuable pursuant to the Streeterville Purchase Agreement or the Pre-Paid Purchase No. 3, respectively, have been, or will be, offered and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended, including Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offerings, or pursuant to Regulation S under the Securities Act.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Pre-Paid Purchase No. 3, dated December 3, 2025, by and between Arrive AI Inc. and Streeterville Capital LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIVE AI, INC.

Date: December 8, 2025	By:	/s/ Daniel S. O’Toole
Daniel S. O’Toole
Chief Executive Officer

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